EXHIBIT 1
                                 IMAGEMAX, INC.
                         3,100,000 Shares Common Stock(1)

                             UNDERWRITING AGREEMENT

                                                            November ___, 1997

William Blair & Company, L.L.C.
Janney Montgomery Scott Inc.
  As Representatives of the Several
  Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

     SECTION 1. Introductory. ImageMAX, Inc., a Pennsylvania corporation ("Company"), has an authorized capital stock consisting of 10,000,000 shares of Preferred Stock, no par value per share, of which _________ shares of Series A Convertible Preferred Stock were outstanding as of ___________, 1997 and 40,000,000 shares of Common Stock, no par value per share ("Common Stock"), of which ________ shares were outstanding as of such date. The Company proposes to issue and sell 3,100,000 shares of its authorized but unissued Common Stock to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined ("Underwriters"), who are acting severally and not jointly. Such total of 3,100,000 shares of Common Stock proposed to be sold by the Company is hereinafter referred to as the "Firm Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 465,000 additional shares of Common Stock ("Option Shares") as provided in
Section 4 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

     You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement.

---------------
     (1) Plus an option to acquire up to 465,000 additional shares from the Company to cover overallotments.


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From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company hereby confirms its agreement with the Underwriters as follows:

     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-35567) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the Company has elected not to comply with Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the Prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

          Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is

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     deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

          (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

          (c) The Company, its subsidiaries and the Founding Companies (as defined in the Registration Statement) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with the corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company, each of the subsidiaries and each of the Founding Companies are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease properties, have an office, or in which business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the condition (financial or otherwise), business, assets or results of operations of the Company, its subsidiaries and the Founding Companies taken as a whole, upon the Company's ability to perform its obligations under this Agreement, upon the Company's or any Founding Company's ability to perform its obligations under the agreements relating to the acquisition of the Founding Companies (the "Acquisition Agreements"), or upon the validity or consummation of the transactions contemplated hereby or thereby (a "Material Adverse Effect"); and no proceeding of

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     which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) The Company owns, directly or indirectly, 100 percent of the issued and capital stock of each of its subsidiaries set forth in Exhibit 21 of the Registration Statement, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth in Exhibit 21 of the Registration Statement, the Company has no subsidiaries and does not control, directly or indirectly, any other corporation, partnership, limited liability company, joint venture, association or other entity.

          (e) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus in all material respects; and except as described in the Prospectus, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company, any subsidiary or any of the Founding Companies; and except as described in the Prospectus, there is outstanding no security or other instrument that by its terms is convertible into or exchangeable for capital stock of the Company, any subsidiary or any of the Founding Companies, and there is no commitment, plan or arrangement to issue such a security or instrument.

          (f) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Prospectus.

          (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and (i) will not violate any provision of the Company's charter or bylaws and (ii) will not result in the breach, or be in contravention, of any provision of any agreement, franchise, License (as hereinafter defined), indenture, mortgage, deed of trust, or other instrument to which the Company, any subsidiary or any of the Founding Companies is a party or by which the Company, any subsidiary, any Founding Company or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company, any subsidiary or any Founding Company of any court (foreign, federal, state, local or otherwise), arbitration or other alternative dispute forum, foreign, federal, state, local or other government or governmental department, agency, board, commission, bureau or instrumentality or other regulatory authority (collectively, "Governmental Authority") having jurisdiction over the Company, any subsidiary or any Founding Company or any of their

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     respective properties, or any order of any Governmental Authority entered in any proceeding to which the Company, any subsidiary or any Founding Company was or is now a party or by which it is bound, except with respect to all matters referenced in this Section 2(g)(ii), for breaches or contraventions which either singly or in the aggregate would not have a Material Adverse Effect. No consent, approval, authorization or other order of any Governmental Authority is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and state securities laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

          (h) The accountants who have expressed their opinions with respect to the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.

          (i) The financial statements and schedules of the Company included in the Registration Statement, including the notes thereto, present fairly the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; the financial statements and schedules of the Founding Companies included in the Registration Statement, including the notes thereto, present fairly the financial position of the Founding Companies as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Founding Companies for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under the captions "Summary Pro Forma Combined Financial Data," "Summary Individual Founding Company Financial Data" and "Selected Pro Forma Combined Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein; and the pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances. The Company and each of the Founding Companies has adopted a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general

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     or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (j) None of the Company, its subsidiaries or any of the Founding Companies is in violation of its charter or bylaws or in default under any consent decree, order, writ, judgment, award or injunction of any Governmental Authority, or in default with respect to any material provision of any lease, loan agreement, note, franchise, License (as hereinafter defined), permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate would have a Material Adverse Effect.

          (k) There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company, any subsidiary or any Founding Company is or may be a party or of which material property owned or leased by the Company, any subsidiary or any Founding Company is or may be the subject, or which are related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any Acquisition Agreement or any action taken or to be taken pursuant hereto or thereto.

          (l) Except as described in the Prospectus, there are no holders of securities of the Company, any subsidiary or any Founding Company having rights to registration thereof, preemptive rights or rights of first refusal to purchase securities from the Company. All such holders of registration rights have waived such rights with respect to the offering being made by the Prospectus.

          (m) The Company, each subsidiary and each Founding Company have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company, its subsidiaries and the Founding Companies taken as a whole. The Company, each of its subsidiaries and each of the Founding Companies hold their respective leased properties which are material to the Company, its subsidiaries and the Founding Companies taken as a whole under valid and binding leases.

          (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected

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     to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company, its subsidiaries and the Founding Companies taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise), business, assets, or results of operations nor any material change in their capital stock, short-term debt or long-term debt. Except as disclosed in writing to the Representatives prior to the date hereof, none of the Company, the subsidiaries or the Founding Companies has received notice (either formally or informally) of the termination or anticipated termination of one or more customer projects or relationships currently maintained by the Company, any of its subsidiaries or any of the Founding Companies, which termination(s) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (p) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (q) The Company, its subsidiaries and the Founding Companies own and possess all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company, its subsidiaries and the Founding Companies taken as a whole. None of the Company, its subsidiaries or the Founding Companies has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company, its subsidiaries or the Founding Companies has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

          (r) The conduct of the business of the Company, its subsidiaries and the Founding Companies is in compliance in all respects with applicable foreign, federal, state, local and other laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Company has no knowledge of, nor has the Company received notice of, any violation or alleged

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     violation by the Company, any of its subsidiaries or any of the Founding
     Companies of any such laws or regulations.

          (s) All offers and sales of the Company's, each of its subsidiaries' and each of the Founding Companies' capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of applicable state securities laws; all offers and sales of the Company's capital stock pursuant to the Acquisition Agreements will at all relevant times be exempt from the registration requirements of the 1933 Act and duly registered or the subject of an available exemption from the registration requirements of applicable state securities laws;

          (t) The Company, each of its subsidiaries and each of the Founding Companies have filed all necessary foreign, federal and state income, franchise, value-added, sales and use and similar tax returns and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company, any of its subsidiaries, any of the Founding Companies or any of their respective properties or assets that would or could be expected to have a Material Adverse Effect.

          (u) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder. The Shares have been approved for listing on the Nasdaq National Market, subject to notice of issuance or sale of the Shares, as the case may be.

          (v) The Company, each of its subsidiaries and each of the Founding Companies are not, and do not intend to conduct their respective businesses in a manner in which any of them would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

          (w) The Company confirms as of the date hereof that neither the Company nor any of the Founding Companies does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (x) The Company, each of its subsidiaries and each of the Founding Companies has obtained all licenses, permits, certificates, authorizations, approvals or consents (collectively, the "Licenses") required by any Governmental Authority to properly and legally operate or conduct the business in which it is engaged on the date hereof and which are necessary or desirable for the successful conduct of its business as conducted and as proposed to be conducted. Each License has been duly obtained, is valid and in full force and effect, is renewable by its terms or in the

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     ordinary course of business without the need to comply with any special qualifications or procedures or to pay any amount other than routine filing fees. None of the Company, its subsidiaries and the Founding Companies (i) is subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, (ii) is acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (iii) has permitted any License granted to it to lapse since its original effective date, except where such lapse did not have a Material Adverse Effect. The Company, its subsidiaries and the Founding Companies have completed and submitted, on a timely basis, all reports and filings associated with their businesses as are required by any Governmental Authority.

          (y) The Company, its subsidiaries and each of the Founding Companies are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is reasonable for the conduct of their businesses and the value of their properties and as is customary in the businesses in which they are engaged.

          (z) The consummation of the acquisitions of the Founding Companies (the "Acquisitions") and the execution, delivery and performance of all documents and instruments executed and delivered in connection therewith were authorized by all necessary corporate action on the part of Company and the Founding Companies; the Acquisition Agreements are legal, valid and binding agreements of the Company, the Founding Companies and other parties thereto except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act; all consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications required to be obtained in connection with the Acquisitions have been obtained, other than such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect; the consummation of the Acquisitions will not (i) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of the subsidiaries or any of the Founding Companies was or is bound or to which any of the property or assets of the Company, any of the subsidiaries or any of the Founding Companies was or is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company, any of the subsidiaries or any of the Founding Companies or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the subsidiaries or any of the Founding Companies or any of their properties, other than,

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     in the case of clauses (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 3. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

     SECTION 4. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase 3,100,000 Firm Shares from the Company at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Shares set forth opposite the name of such Underwriter in Schedule A hereto. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

     At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer, to the Company. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby

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grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 465,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

     You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

     SECTION 5. Covenants of the Company. The Company covenants and agrees that:

          (a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

          (b) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the

     Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

          (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

          (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement (in form and substance satisfactory to counsel for the Underwriters) which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

          (e) None of the Company, any of its subsidiaries or any of the Founding Companies will, prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

          (f) None of the Company, any of its subsidiaries or any of the Founding Companies will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares nor will the Company, any of its subsidiaries or any of the Founding Companies declare or pay any dividend or make any other distribution upon the Common Stock payable to shareholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, except in either case as contemplated by the Prospectus.

          (g) As soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

          (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the state or province securities laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. In connection with such qualification or registration of the Shares, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (j) During the period of five years hereafter, the Company will furnish you with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD, (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company,
     (iii) as soon as available, of each report of the Company mailed to shareholders and (iv) any additional information of a public nature concerning the Company or its business that you may reasonably request.

          (k) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in all material respects in the manner specified in the Prospectus.

          (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

          (m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market which may from time to time be applicable to the Company and will file with the Commission in a timely manner all reports on Form SR required by Rule 463 and will furnish you copies of any such reports as soon as practicable after the filing thereof.

          (n) The Company agrees not to sell, contract to sell or otherwise dispose of, or file a registration statement with the Commission with respect to, any Common Stock or securities convertible into Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C., except (i) in connection with the offering of the Shares, (ii) in connection with the acquisition of the Founding Companies on the terms described in the Registration Statement, (iii) in connection with an acquisition by the Company of another entity pursuant to which the Company sells, transfers or issues any of its shares of Common Stock to a third party as part or all of the purchase price for such entity; provided, however, that prior to any sale or transfer, such third party shall have agreed in writing with William Blair & Company, L.L.C., that it will not sell, contract to sell or otherwise dispose of, or exercise any registration rights with respect to, any Common Stock or securities convertible into Common Stock for the remainder of the 180 days after the date this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C., (iv) the filing of a shelf registration statement by the Company registering an additional 2,000,000 shares of Common Stock for use by the Company as consideration in future acquisitions, and (v) the filing by the Company of a registration statement on Form S-8 registering up to an additional 850,000 shares of Common Stock issuable upon the exercise of options granted under the Company's existing equity incentive plans. At or before the time the Pricing Agreement is executed, the Company shall delivered to you a letter substantially in the form of Exhibit B hereto from each of the Company's officers, directors, shareholders and each former shareholder of a Founding Company to whom shares of Common Stock are being issued in connection with the Acquisitions in which each such person agrees not to offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the date of such letter without the prior written consent of William Blair & Company, L.L.C.

          (o) The Company will promptly deliver to the Representatives copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act.

          (p) Prior to the First Closing Date, neither the Company nor any Founding Company will issue any press release or other communication to the public, directly or indirectly, with respect to the Company, any of its subsidiaries or any of the Founding Companies or with respect to the financial condition, results of operations, business, properties, assets or liabilities of any of them, or the offering of the Shares, without your prior consent, which consent shall not be unreasonably withheld.

          (p) All of the issued and outstanding shares of Series A Convertible Preferred Stock will be converted into shares of Common Stock on or before the First Closing Date as described in the Prospectus.

          (q) All conditions to the closings of the Acquisitions of the Founding Companies have been satisfied or waived, and the Company intends to complete all such closings on the First Closing Date simultaneously with the closing of the initial public offering of the Firm Shares. The Company will promptly notify the Underwriters of the occurrence of any event which may result in the non-consummation of any of the Acquisitions on the Closing Date.

          (r) Unless the Company and you agree otherwise in writing, promptly after the First Closing Date, the Company will file a shelf registration statement with the Registration Statement registering an additional 2,000,000 shares of Common Stock for use by the Company as consideration in future acquisitions, and the Company will use its best efforts to cause such registration statement to be declared effective by the Commission as soon as practicable thereafter.

     SECTION 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky memorandum,
(ii) all costs, fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state or province securities laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters; and (iv) all costs, fees and expenses incurred in connection with the Acquisitions and the performance of the Company's obligations under the Acquisition Agreements, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants.

     SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth (including those representations and warranties which relate to the Company's subsidiaries and the Founding Companies) as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

          (b) The Shares shall have been qualified for sale under the state or province securities laws of such jurisdictions as shall have been specified by the Representatives.

          (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

          (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, its subsidiaries or the Founding Companies taken as a whole, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

               (i) An opinion of Pepper, Hamilton & Scheetz LLP, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property or the conduct of its business requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect;

                    (2) an opinion to the same general effect as clause (1) of this subparagraph (i) in respect of each Founding Company and each direct and indirect subsidiary of the Company;

                    (3) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, and such capital stock conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus; the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and free of statutory preemptive rights; except as described in the Prospectus, to such counsel's knowledge, there are no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or other ownership interests in the Company;

                    (4) the issued and outstanding capital stock of each
               subsidiary of the Company and each Founding Company has been duly authorized, validly issued and is fully paid and nonassessable and free of statutory preemptive rights; the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to such counsel's knowledge, such stock is owned free and clear of any claims, liens, encumbrances or security interests; and, upon consummation of the Acquisitions of Image Memory Systems, Inc., Laser Graphics Systems & Services, Inc. and Codalex Microfilming Corporation pursuant to the respective Acquisition Agreements, the Company will own directly or indirectly 100 percent of the outstanding capital stock of each such Founding Company, and to such counsel's knowledge, such stock will be owned free and clear of any claims, liens, encumbrances or security interests; except as contemplated by the Acquisition Agreements, there are outstanding no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into any shares of capital stock of or other ownership interests in any of the Company's subsidiaries or the Founding Companies.

                    (5) the certificates for the Shares to be delivered
               hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and to such counsel's knowledge will be free of any pledge, lien, encumbrance, claim or preemptive rights of, or rights of first refusal in favor of, shareholders with respect to any of the Shares or the issuance or sale thereof, pursuant to the articles of incorporation or bylaws of the Company and to such counsel's knowledge there are no contractual preemptive rights, rights of first refusal, rights of co-sale or other similar rights which exist with respect to any of the Shares or the issuance and sale thereof; and the Shares to be sold hereunder have been duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance;

                    (6) the Registration Statement has become effective under
               the 1933 Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; the statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                    (7) the statements under the captions "Risk Factors --
               Effect of Certain Charter, Bylaw and Statutory Provisions," "Management -- Employment Agreements," "Management -- Stock Incentive Plans," "Certain Transactions -- Acquisition Transactions," "Certain Transactions -- Management Contract," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information required to be disclosed with respect to such documents and matters by the 1933 Act and the rules and regulations thereunder;

                    (8) this Agreement and the Pricing Agreement and the
               performance of the Company's obligations hereunder and thereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any Governmental Authority is necessary in connection with the issue or sale of the Shares by the Company pursuant to this Agreement (other than under the 1933 Act, applicable state or province securities laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

                    (9) to such counsel's knowledge, none of the Company, its
               subsidiaries or the Founding Companies is in violation of its charter or is in breach of, or in default under (nor has any event occurred which, with notice, lapse of time or both would constitute a breach of, or default under) any indenture, lease, credit agreement or other agreement or instrument to which the Company, any of its subsidiaries or any of the Founding Companies is a party or by which their respective properties may be bound or affected, where such violation or breach or default could have a Material Adverse Effect;

                    (10) the execution, delivery and performance of this
               Agreement, the issuance and sale of the Shares, and the consummation of the transactions herein contemplated by the Company, will not contravene any of the provisions of, or result in a default under, any agreement, franchise, License, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company, any of its subsidiaries or any of the Founding Companies or by which the property of any of them is bound and which contravention or default would have a Material Adverse Effect, violate any of the provisions of the charter or bylaws of the Company, any of its subsidiaries or any of the Founding Companies; or so far as is known to such counsel, violate any statute, order, rule or regulation of any Governmental Authority having jurisdiction over the Company, any of its subsidiaries or any of the Founding Companies;

                    (11) except as disclosed in the Prospectus, to such
               counsel's knowledge no person has the right, contractual or otherwise, to cause the Company, any of its subsidiaries or any of the Founding Companies to issue, or register pursuant to the 1933 Act, any shares of capital stock of the Company, any of its subsidiaries or any of the Founding Companies, upon the issue and sale of the Shares to be sold by the Company to the Underwriters pursuant to this Agreement;

                    (12) all offers and sales of the Company's, each of its
               subsidiaries' and, to such counsel's knowledge, each of the Founding Companies' capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of applicable state securities laws; the offer and sale of securities in the Acquisitions, in the absence of the public offering contemplated by the Registration Statement (the "Offering"), would be exempt from the registration provisions of
               Section 5 of the 1933 Act by virtue of the exemption from registration provided by Section 4(2) of the 1933 Act. Moreover, such counsel is familiar with the reasoning set forth in the requests for the no-action letters issued by the Commission with respect to Black Box Incorporated (SEC no-action letter dated June 26, 1990) and Verticom, Inc. (SEC no-action letter dated February 12, 1986), and with the Commission staff's favorable responses to both such requests, in both of which instances the Commission staff indicated that it would take no enforcement action concerning the integration of a private offering with a subsequent public offering in certain circumstances. In Black Box, the Commission staff relied upon Rule 152 under the 1933 Act to reach the position that certain private placements made pursuant to agreements entered into prior to the filing of a registration statement under the 1933 Act relating to a public offering, as to the consummation of which private placements the issuer had represented to the Commission staff that the obligations of the parties thereto were subject only to the satisfaction of conditions which were not within such parties' control, would not be required to be integrated with such subsequent public offering. In Verticom, the Commission staff similarly relied upon Rule 152 to arrive at the position that, notwithstanding Verticom's contemplation of a public offering at the time that it effected a private offering that it believed to be exempt pursuant to Section 4(2) of the 1933 Act, such private offering concluded prior to the filing of a registration statement under the 1933 Act relating to the public offering need not be integrated with such later registered public offering. The Company entered to Acquisition Agreements on September 9, 1997 and September 11, 1997; in each such Acquisition Agreement, the only material condition to the consummation of the subject Acquisition was the consummation of the Offering; and no such Acquisition Agreement was subject to renegotiation following September 11, 1997. The Registration Statement was initially filed by the Company with the Commission on September 12, 1997. Based upon such facts, Rule 152 and the reasoning adopted by the Commission in the Black Box and Verticom letters, such counsel is of the opinion that the exemption from registration of the offer and sale of securities in the Acquisitions provided by Section 4(2) under the 1933 Act is not vitiated by the filing of the Registration Statement, the Offering or the consummation of the Offering upon effectiveness thereof and the offer and sale of securities in the Acquisitions are exempt from registration under all applicable state securities laws or Blue Sky laws;

                    (13) Assuming the application of the net proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds," none of the Company, its subsidiaries or the Founding Companies is an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act;

                    (14) The Company, its subsidiaries and the Founding
               Companies own and possess all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all Trade Rights described in the Prospectus as being owned or licensed by them or any of them or necessary for the conduct of their respective businesses, and such counsel is not aware of any claim to the contrary or any challenge of any other person to the rights of the Company, the subsidiaries and the Founding Companies with respect to the foregoing; and

                    (15) The consummation of the Acquisitions and the execution, delivery and performance of all documents and instruments executed and delivered in connection therewith were authorized by all necessary corporate action on the part of Company and the Founding Companies; the Acquisition Agreements are legal, valid and binding agreements of the Company, the Founding Companies and other parties thereto except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed; all consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications required to be obtained in connection with the consummation of the Acquisitions have been obtained, other than such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect; the consummation of the Acquisitions will not (i) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, any of its subsidiaries or any of the Founding Companies was or is bound or to which any of the property or assets of the Company, any of its subsidiaries or any of the Founding Companies was or is subject,
               (ii) result in any violation of the provisions of the charter or by-laws of the Company, any of its subsidiaries or any of the Founding Companies or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company, any of its subsidiaries or any of the Founding Companies or any of their properties, other than, in the case of clauses (i) and
               (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                    In addition, such counsel shall advise the Underwriters that they have participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and the Underwriters' representatives and counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and although, except as otherwise may be expressly provided in their opinion, such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement and the Prospectus and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, on the basis of and subject to the foregoing such counsel does not believe that either the Registration Statement, as of its effective date, or the Prospectus, as of its date of issue (other than the financial statements, notes or schedules thereto and other financial or statistical data and supplemental schedules included therein or omitted therefrom, as to which such counsel need express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    In rendering such opinion, such counsel may state that they are relying upon the certificate of Stock Trans, Inc., the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding. Such counsel may also rely upon the opinions of competent local counsel satisfactory to counsel to the Underwriters as to legal matters in jurisdictions other than those in which they are domiciled and Delaware (provided that such counsel shall state in their opinion that they have examined such other opinions and believe that they and the Underwriters are justified in relying on such other opinions) and, as to factual matters, on certificates of officers of the Company and of state or province officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.

          (ii) An opinion of counsel of each Founding Company addressed to the Underwriters and in the form required pursuant to the Acquisition Agreement to which such Founding Company is a party.

          (iii) Such opinion or opinions of Sonnenschein Nath & Rosenthal, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (iv) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

               (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

          The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in such certificate.

          (v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Arthur Andersen LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule B. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (vi) At or before the time the Pricing Agreement is executed, there shall be delivered to you a letter substantially in the form of Exhibit B hereto from each of the Company's officers, directors, shareholders and each former shareholder of a Founding Company to whom shares of Common Stock are being issued in connection with the Acquisitions in which each such person agrees not to offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the date of such letter without the prior written consent of William Blair & Company, L.L.C.

          (viii) Such further certificates and documents as you may reasonably request.

     (g) All of the issued and outstanding shares of Series A Convertible Preferred Stock shall have been converted into shares of Common Stock as described in the Prospectus.

     (h) Each of the Acquisitions shall have been completed upon the terms set forth in the Prospectus simultaneously with the closing of the purchase of the Firm Shares by the Underwriters.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sonnenschein Nath & Rosenthal, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

     SECTION 8. Reimbursement of Underwriters' Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and
Section 10 shall at all times be effective and shall apply.

     SECTION 9. Effectiveness of Registration Statement. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     SECTION 10. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 3 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 10(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

     (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion in the case of the Company, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

     (e) The provisions of this Section shall survive any termination of this Agreement.

     SECTION 11. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that any necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10 and 13 and as to all other provisions at 10:00 A.M., Chicago time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this

Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

     SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company.

          (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof).

     SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

     SECTION 15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered, telecopied or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attn: Mark G. Brady, Fax (312) 368-9418, with a copy to Michael M. Froy,

Esquire, Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, Fax (312) 876-7934, if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Barry M. Abelson, Esquire, Pepper, Hamilton & Scheetz LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103-2799, Fax (215) 981-4750.

     SECTION 16. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 17. Representation of Underwriters. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

     SECTION 18. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     SECTION 19. Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page of the Prospectus (insofar as such information relates to the Underwriters), the legend required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

     SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     SECTION 21. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                     [This space intentionally left blank.]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

                                         Very truly yours,

                                         IMAGEMAX, INC.

                                         By:
                                            ----------------------------------
                                               Chief Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
JANNEY MONTGOMERY SCOTT INC.

Acting as Representatives of the
several Underwriters named in
Schedule A.

WILLIAM BLAIR & COMPANY, L.L.C.


By:
   -------------------------
   A Principal

                                   SCHEDULE A




                                                                 Number of Firm
                                                                  Shares to be
Underwriter                                                         Purchased
-----------                                                         ---------

William Blair & Company, L.L.C. ............................

Janney Montgomery Scott Inc.................................






                                                                    ---------
TOTAL ......................................................        3,100,000
                                                                    =========

                                   SCHEDULE B

                        Comfort Letter for ImageMAX, Inc.

                     To Be Delivered by Arthur Andersen LLP


     (1) They are independent public accountants with respect to the Company, its subsidiaries and the Founding Companies within the meaning of the 1933 Act.

     (2) In their opinion the financial statements and schedules of the Company and the Founding Companies included in the Registration Statement and the financial statements of the Company and the Founding Companies from which the information presented under the captions "Summary Pro Forma Combined Financial Data," "Summary Individual Founding Company Financial Data" and "Selected Pro Forma Combined Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and the Founding Companies responsible for financial and accounting matters as to transactions and events subsequent to the end of the most recently completed fiscal year of such entity, a reading of minutes of meetings of the shareholders and directors of the Company and the Founding Companies since the end of the most recently completed fiscal year of such entity, a reading of the latest available interim unaudited financial statements of the Company and the Founding Companies (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited financial statements of the Company and the Founding Companies included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement,
(ii) the amounts in "Summary Pro Forma Combined Financial Data," "Summary Individual Founding Company Financial Data" and "Selected Pro Forma Combined Financial Data" included in the Prospectus do not agree with or are not derivable from the corresponding amounts in the audited financial statements or unaudited financial statements (as applicable) from which such amounts were derived, and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and the Founding Companies on a basis or any decrease in net current assets or shareholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company or the relevant Founding Company (as applicable) included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in net sales, income before income taxes or in the total or per share amounts of net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) On the basis of reading the pro forma information included in the Prospectus, carrying out specified procedures, inquiries of certain officials of the Company and the Founding Companies who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

     (5) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and the Founding Companies.

                                                                     EXHIBIT A


                                 IMAGEMAX, INC.

                        3,100,000 Shares Common Stock(1)


                                PRICING AGREEMENT


                                                                 _______, 1997


William Blair & Company, L.L.C.
Janney Montgomery Scott Inc.
  As Representatives of the Several
  Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated ____________, 1997 (the "Underwriting Agreement") relating to the sale by the Company and the purchase by the several Underwriters for whom William Blair & Company and Janney Montgomery Scott Inc. are acting as representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 4 of the Underwriting Agreement, the Company agrees with the Representatives as follows:

     1. The initial public offering price per share for the Shares shall be $__________.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $_________, being an amount equal to the initial public offering price set forth above less $________ per share.



--------------
     (1) Plus an option to acquire up to 465,000 additional shares from the Company to cover overallotments.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                             Very truly yours,

                                             IMAGEMAX, INC.

                                             By:
                                                 ---------------------------
                                                  Chief Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
JANNEY MONTGOMERY SCOTT INC.

Acting as Representatives of the
several Underwriters named in
Schedule A.

WILLIAM BLAIR & COMPANY, L.L.C.


By:
   ----------------------
      A Principal

                                                                    EXHIBIT B


                                                               ________, 1997

William Blair & Company, L.L.C.
Janney Montgomery Scott Inc.
  As Representatives of the Several
  Underwriters
c/o William Blair & Company
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among ImageMAX, Inc., a Pennsylvania corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, no par value (the "Common Stock"), of the Company.

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to directly or indirectly offer, sell, contract to sell or otherwise dispose of any Common Stock or securities exercisable for or convertible into Common Stock for a period of 180 days after the effective date of the Registration Statement (as defined in the Underwriting Agreement) without the prior written consent of William Blair & Company, L.L.C., except, in each case, for (i) bona fide gifts to immediate family members who agree in writing to be bound by the terms of this Agreement (or trusts for the benefits of such stockholder or family members, the trustees of which so agree to be bound), and (ii) the conversion of Series A Convertible Preferred Stock upon the consummation of the offering contemplated by the Underwriting Agreement.

     If for any reason the Underwriting Agreement shall be terminated prior to the First Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                            Very truly yours,

                                            [Signature of officer, director or
                                            shareholder of the Company or a
                                            Founding Company]

                                            [Name and address]